Execution Version

AMENDMENT AND JOINDER

TO

CUSTODY AGREEMENT

This Amendment (“Amendment”) dated September 30, 2022 (“Effective Date”) is by and among Virtus Alternative Solutions Trust, Virtus Asset Trust, Virtus Equity Trust, Virtus Opportunities Trust, Virtus Retirement Trust, Virtus Variable Insurance Trust, VATS Offshore Fund, Ltd., Virtus Investment Trust and Virtus Strategy Trust, The Merger Fund, The Merger Fund VL, Virtus Event Opportunities Trust and Stone Harbor Leveraged Loan Fund LLC (each, the “Fund” and collectively, the “Funds”) and The Bank of New York Mellon (“BNY Mellon”).

BACKGROUND:

A.	BNY Mellon and the Virtus Alternative Solutions Trust entered into a Custody Agreement dated as of March 21, 2014, as amended (the “Agreement”) relating to BNY Mellon’s provision of custody services. A Joinder Agreement and Amendments to Custody Agreement were entered into among the parties on September 5, 2017, December 1, 2018, March 8, 2019, May 22, 2019, September 1, 2019, November 18, 2019, August 27, 2020, November 16, 2020, December 1, 2020, May 7, 2021, February 12, 2022, April 4, 2022 and June 10, 2022 for the purpose of amending the Agreement and/or adding or removing certain Funds.

B.	Each Fund and BNY Mellon desire that each Fund be a party to the Agreement and receive the custody services set forth in the Agreement and desire to amend the Agreement as set forth herein.

C.	This Background section 1s incorporated by reference into and made a part of this Amendment.

TERMS:

The parties hereby agree that:

1.	By executing this Agreement and Joinder, each Fund and BNY Mellon agrees to become a party to, and be bound by, and to comply with the terms of the Agreement in the same manner as if each of the undersigned were an original signatory to the Agreement. For the avoidance of doubt, each Fund listed at Schedule I shall be considered to have a separate agreement with BNY Mellon and hereby appoints BNY Mellon to provide custody services in accordance with the terms set forth in the Agreement. BNY Mellon accepts such appointment and agrees to furnish such services.

2.	Schedule I to the Agreement (which revised version is attached) is amended to reflect the removal of the following Portfolios:

Virtus AllianzGI Global Dynamic Allocation Fund
Virtus AllianzGI Core Plus Bond Fund
Virtus AllianzGI Preferred Securities and Income Fund

3.	Schedule I to the Agreement is hereby deleted in its entirety and replaced with Schedule I attached hereto.

4.	Miscellaneous.

(a)	Capitalized terms not defined in this Amendment shall have the same meanings as set forth in the Agreement. In the event of a conflict between the terms hereof and the Agreement, this Amendment shall control.

(b)	As hereby amended and supplemented, the Agreement shall remain in full force and effect.

(c)	The Agreement, as amended hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter thereof and supersedes all prior communications with respect thereto.

(d)	This Amendment shall be governed by the laws of the State of New York, without regard to its principles of conflicts of laws.

(e)	The parties expressly agree that this Amendment may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of this Amendment, by a manual signature on a copy of this Amendment transmitted by facsimile transmission, by a manual signature on a copy of Amendment transmitted as an imaged document attached to an email, or by “Electronic Signature”, which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of this Amendment by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the Effective Date by its duly authorized representative indicated below. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

STONE HARBOR LEVERAGED LOAN FUND LLC

By:	/s/ Jeffrey Scott
Name:	Jeffrey Scott
Title:	vice President

VIRTUS ALTERNATIVE SOLUTIONS TRUST

VATS OFFSHORE FUND LTD.

VIRTUS ASSET TRUST

VIRTUS EQUITY TRUST

VIRTUS INVESTMENT TRUST

VIRTUS OPPORTUNITIES TRUST

VIRTUS RETIREMENT TRUST

VIRTUS STRATEGY TRUST

VIRTUS VARIABLE INSURANCE TRUST

THE MERGER FUND

THE MERGER FUND VL

VIRTUS EVENT OPPORTUNITIES TRUST

By:	/s/ Suneeta Krishnan
Name:	Suneeta Krishnan
Title:	Vice President & Assistant Treasurer

Address for Notices:

[Applicable Fund(s)]

One Financial Plaza

Hartford, Connecticut 06103

Attention: Suneeta Krishnan

With a copy to:

Virtus Fund Services, LLC

One Financial Plaza

Hartford, Connecticut 06103

Attention: Counsel

THE BANK OF NEW YORK MELLON

By:	/s/ Barbara Wentzel
Name:	Barbara Wentzel
Title:	Director

Address for Notices:

The Bank of New York Mellon

240 Greenwich Street

New York, New York 10286

Attention: General Counsel

SCHEDULE I

THIS SCHEDULE I, amended and restated as of September 30, 2022, is the Schedule I to that certain Custody Agreement dated as of March 21, 2014, as amended, between each Fund on Schedule I and The Bank of New York Mellon.

List of Funds and Portfolios

VIRTUS ALTERNATIVE SOLUTIONS TRUST

Virtus Duff & Phelps Select MLP and Energy Fund
Virtus KAR Long/Short Equity Fund

VIRTUS ASSET TRUST

Virtus Ceredex Large-Cap Value Equity Fund
Virtus Ceredex Mid-Cap Value Equity Fund
Virtus Ceredex Small-Cap Value Equity Fund
Virtus Seix Core Bond Fund
Virtus Seix Corporate Bond Fund
Virtus Seix Floating Rate High Income Fund
Virtus Seix High Grade Municipal Bond Fund
Virtus Seix High Income Fund
Virtus Seix High Yield Fund
Virtus Seix Investment Grade Tax-Exempt Bond Fund
Virtus Seix Short-Term Bond Fund
Virtus Seix Short-Term Municipal Bond Fund
Virtus Seix Total Return Bond Fund
Virtus Seix U.S. Government Securities Ultra-Short Bond Fund
Virtus Seix U.S. Mortgage Fund
Virtus Seix Ultra-Short Bond Fund
Virtus Silvant Large-Cap Growth Stock Fund
Virtus Silvant Small-Cap Growth Stock Fund
Virtus SGA International Growth Fund
Virtus Zevenbergen Innovative Growth Stock Fund

VIRTUS EQUITY TRUST

Virtus KAR Capital Growth Fund
Virtus KAR Equity Income Fund
Virtus KAR Global Quality Dividend Fund
Virtus KAR Mid-Cap Core Fund
Virtus KAR Mid-Cap Growth Fund
Virtus KAR Small-Cap Core Fund
Virtus KAR Small-Cap Growth Fund
Virtus KAR Small-Cap Value Fund

Virtus KAR Small-Mid Cap Core Fund
Virtus KAR Small Mid-Cap Growth Fund
Virtus KAR Small Mid-Cap Value Fund
Virtus SGA Emerging Markets Growth Fund
Virtus SGA Global Growth Fund
Virtus SGA New Leaders Growth Fund
Virtus Tactical Allocation Fund

VIRTUS INVESTMENT TRUST

Virtus Emerging Markets Opportunities Fund (f/k/a Virtus AllianzGl Emerging Markets Opportunities Fund)
Virtus Income & Growth Fund (f/k/a Virtus AllianzGl Income & Growth Fund)
Virtus KAR Global Small-Cap Fund (f/k/a Virtus Global Small-Cap Fund; f/k/a Virtus AllianzGl Global Small-Cap Fund)
Virtus KAR Health Sciences Fund (f/k/a Virtus Health Sciences Fund; f/k/a Virtus AllianzGl Health Sciences Fund)
Virtus NFJ Dividend Value Fund
Virtus NFJ International Value Fund
Virtus NFJ Large-Cap Value Fund
Virtus NFJ Mid-Cap Value Fund
Virtus NFJ Small-Cap Value Fund
Virtus Silvant Focused Growth Fund (f/k/a Virtus Focused Growth Fund; f/k/a Virtus AllianzGl Focused Growth Fund)
Virtus Silvant Mid-Cap Growth Stock Fund (f/k/a Virtus Mid-Cap Growth Fund; f/k/a Virtus AllianzGl Mid-Cap Growth Fund)
Virtus Small-Cap Fund (f/k/a Virtus AllianzGl Small-Cap Fund)
Virtus Zevenbergen Technology Fund (f/k/a Virtus Technology Fund; f/k/a Virtus AllianzGl Technology Fund)

VIRTUS STRATEGY TRUST

Virtus Convertible Fund (f/k/a Virtus AllianzGl Convertible Fund) Virtus Duff & Phelps Water Fund (f/k/a Virtus Water Fund; f/k/a Virtus AllianzGl Water Fund)
Virtus Global Allocation Fund (f/k/a Virtus AllianzGl Global Allocation Fund) Virtus International Small-Cap Fund (f/k/a Virtus AllianzGl International Small-Cap Fund)
Virtus Newfleet Short Duration High Income Fund (f/k/a Virtus Short Duration High Income Fund; f/k/a Virtus AllianzGl Short Duration High Income Fund)

Virtus NFJ Emerging Markets Value Fund
Virtus NFJ Global Sustainability Fund (f/k/a Virtus Global Sustainability Fund; f/k/a Virtus AllianzGl Global Sustainability Fund)

Virtus Seix High Yield Bond Fund II (f/k/a Virtus High Yield Bond Fund; f/k/a Virtus AllianzGl High Yield Bond Fund)

VIRTUS OPPORTUNITIES TRUST

Virtus Duff & Phelps Global Infrastructure Fund
Virtus Duff & Phelps Global Real Estate Securities Fund
Virtus Duff & Phelps International Real Estate Securities Fund
Virtus Duff & Phelps Real Asset Fund
Virtus Duff & Phelps Real Estate Securities Fund
Virtus FORT Trend Fund
Virtus KAR Developing Markets Fund
Virtus KAR Emerging Markets Small-Cap Fund

Virtus KAR International Small-Mid Cap Fund
Virtus Newfleet Core Plus Bond Fund
Virtus Newfleet High Yield Fund
Virtus Newfleet Low Duration Core Plus Bond Fund
Virtus Newfleet Multi-Sector Intermediate Bond Fund
Virtus Newfleet Multi-Sector Short Term Bond Fund
Virtus Newfleet Senior Floating Rate Fund
Virtus Seix Tax-Exempt Bond Fund

Virtus Stone Harbor Emerging Markets Corporate Debt Fund
Virtus Stone Harbor Emerging Markets Debt Fund
Virtus Stone Harbor Emerging Markets Debt Allocation Fund
Virtus Stone Harbor High Yield Bond Fund
Virtus Stone Harbor Local Markets Fund
Virtus Stone Harbor Strategic Income Fund
Virtus Vontobel Emerging Markets Opportunities Fund
Virtus Vontobel Foreign Opportunities Fund
Virtus Vontobel Global Opportunities Fund
Virtus Vontobel Greater European Opportunities Fund

VIRTUS RETIREMENT TRUST

None

VIRTUS VARIABLE INSURANCE TRUST

Virtus Duff & Phelps Real Estate Securities Serie
Virtus KAR Capital Growth Series
Virtus KAR Equity Income Series
Virtus KAR Small-Cap Growth Series
Virtus KAR Small-Cap Value Series

Virtus Newfleet Multi-Sector Intermediate Bond Series
Virtus SGA International Growth Series
Virtus Strategic Allocation Series

THE MERGER FUND®

THE MERGER FUND®VL

VIRTUS EVENT OPPORTUNITIES TRUST

Virtus Westchester Credit Event Fund
Virtus Westchester Event-Driven Fund

VATS OFFSHORE FUND LTD

STONE HARBOR LEVERAGED LOAN FUND LLC